UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2007

Celgene Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 908-673-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

Celgene Corporation (the “Company”) entered into an Agreement and Plan of Merger, dated November 18, 2007 (the “Merger Agreement”), with Pharmion Corporation, a Delaware corporation (“Pharmion”), that provides for the acquisition of Pharmion by the Company by means of a merger (the “Merger”) of a wholly owned subsidiary of the Company (“Merger Sub”) with Pharmion. As a result of the Merger, Pharmion will become a wholly owned subsidiary of the Company. The Merger Agreement provides that, upon consummation of the Merger, each share of common stock, par value $.001 per share (“Pharmion Common Stock”), of Pharmion, issued and outstanding immediately prior to the effective time of the Merger (other than any shares of Common Stock owned by the Company or its wholly owned subsidiaries or as to which statutory appraisal rights are perfected) will be converted into the right to receive (i) that number of shares of common stock, par value $.01 per share (the “Company Common Stock”), of the Company (the “Stock Portion”) equal to the quotient determined by dividing $47.00 by the Measurement Price (as hereinafter defined) (the “Exchange Ratio”); provided, however, that if the Measurement Price is less than $56.15, the Exchange Ratio will be .8370 and if the Measurement Price is greater than $72.93, the Exchange Ratio will be .6445 and (ii) $25.00 in cash, without interest. As used herein, “Measurement Price” means the volume weighted average price per share of the Company Common Stock (rounded to the nearest cent) on The Nasdaq Stock Market for the 15 consecutive trading days ending on (and including) the third trading day immediately prior to the effective time of the Merger.

The boards of directors of Pharmion and the Company have approved the Merger and the Merger Agreement. The Merger Agreement is subject to customary closing conditions and contains customary representations, warrants and covenants made by Pharmion and the Company. The Merger is conditioned upon:

•	clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	absence of orders of any governmental authority prohibiting the closing of the Merger;

•	the consummation of the Merger having occurred prior to September 30, 2008;

•	adoption of the Merger Agreement by the affirmative vote of stockholders holding a majority of the outstanding shares of Pharmion Common Stock; and

•	other customary closing conditions.

The Merger Agreement provides that, during the period between the date of the Merger Agreement and the closing of the Merger, Pharmion will operate its business in the ordinary course and consistent with past practice. Additionally, during such period, Pharmion is restricted from taking certain actions without obtaining the prior consent of the Company.

The Merger Agreement prohibits Pharmion from soliciting or encouraging competing acquisition proposals. However, Pharmion may, subject to the terms and conditions set forth in the Merger Agreement, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal that Pharmion’s board of directors determines constitutes or would reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and Pharmion, including, among other things, the right of Pharmion to terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction that constitutes a Superior Proposal if Pharmion complies with certain notice and other requirements set forth in the Merger Agreement. The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, including by Pharmion to accept a Superior Proposal, Pharmion will pay the Company a termination fee. The Merger Agreement provides that, upon termination of the Merger Agreement because of the failure to obtain clearance under the Hart-Scott-Rodino Antitrust improvements Act of 1976, the Company will pay Pharmion a termination fee.

Voting Agreement

As an inducement to the Company and as a condition to the Company’s entering into the Merger Agreement, certain officers and directors (the “Stockholder Parties”) of Pharmion entered into a Voting Agreement with the Company, dated November 18, 2007 (the “Voting Agreement”), whereby the Stockholder Parties agreed to vote all of the shares of Pharmion Common Stock currently beneficially owned by them or acquired by them after such date in favor of approval of the adoption of the Merger and approval of the Merger and against any Alternative Transaction, including a Superior Proposal (each, as defined in the Merger Agreement). The Stockholder Parties also granted the Company an irrevocable proxy granting the Company the right to vote such shares in accordance with the preceding sentence. The Voting Agreement contains restrictions limiting the ability of the Stockholder Parties to sell or otherwise transfer the shares of Pharmion Common Stock beneficially owned by them. As of November 18, 2007, the Stockholder Parties owned an aggregate of approximately 583,140 shares of Pharmion Common Stock (excluding options to purchase Pharmion Common Stock). In addition, as of November 19, 2007, the Company beneficially owned 1,939,598 shares of Pharmion Common Stock, representing approximately 4.9% of the outstanding shares. The Voting Agreement terminates upon the earliest to occur of (i) the date of the effectiveness of the Merger, (ii) the date of the termination of the Merger Agreement in accordance with its terms and (iii) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to stockholders of Pharmion pursuant to the Merger Agreement as in effect on the date of the execution of the Voting Agreement.

The foregoing summary of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the Merger Agreement, which is Exhibit 2.1 hereto, and the Voting Agreement, which is Exhibit 10.1 hereto. These agreements are incorporated by reference into this Current Report on Form 8-K.

The Merger Agreement and the Voting Agreement have been filed to provide investors and security holders with information regarding their respective terms. It is not intended to provide any other factual information about the Company or Pharmion. The Merger Agreement and the Voting Agreement contain representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company and Pharmion delivered in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Voting Agreement.

Item 1.02. Other Events

On November 18, 2007, the Company and Pharmion issued a joint press release announcing the execution and delivery of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1.

Such press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 18, 2007, by and among Pharmion Corporation, Celgene Corporation and Cobalt Acquisition LLC

10.1	Voting Agreement, dated as of November 18, 2007, by and among Celgene Corporation and the stockholders party thereto

99.1	Joint Press Release, dated November 18, 2007, issued by Pharmion Corporation and Celgene Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

By: /s/ Robert J. Hugin
Name: Robert J. Hugin
Title: President and Chief Operating Officer

Dated: November 19, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2007, by and among Pharmion Corporation, Celgene Corporation and Cobalt Acquisition LLC

10.1	Voting Agreement, dated as of November 18, 2007, by and among Celgene Corporation and the stockholders party thereto

99.1	Joint Press Release, dated November 18, 2007, issued by Pharmion Corporation and Celgene Corporation